Exhibit 10.19
FACILITY UPSIZE AGREEMENT

This FACILITY UPSIZE AGREEMENT (this “Agreement”) is made as of March 25, 2026 by and among the Borrower Representative party hereto and Mizuho Bank Ltd. (“Mizuho”) as Administrative Agent, Collateral Agent and Lender.
Reference is made to the Revolving Credit Agreement, dated as of April 3, 2024, entered into by and among each borrower listed on Schedule 1.01(B) thereto (collectively, the “Borrowers”), Mizuho and KKR Capital Markets, as the joint lead arrangers, each lending institution that becomes a lender thereunder (the “Lenders”), and Mizuho Bank, Ltd., as the administrative agent (in such capacity, the “Administrative Agent”), the collateral agent (in such capacity, the “Collateral Agent”) and the Letter of Credit Issuer (as the same may be modified, amended, supplemented or restated from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement and the rules of interpretation set forth in Section 1.02 of the Credit Agreement shall apply as if fully set forth herein, mutatis mutandis.
WHEREAS, the Borrowers have submitted a Facility Increase Request attached hereto as Exhibit A to increase the Maximum Commitment under the Credit Agreement in the amount of $50,000,000 (the “Facility Increase”) for an aggregate Maximum Commitment of $1,300,000,000 in accordance with Section 2.02 of the Credit Agreement; and
WHEREAS, Mizuho shall provide the full amount of such Facility Increase. NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
As of the Effective Date (as defined below), the Maximum Commitment shall be increased to $1,300,000,000, and the Commitments of the Lenders shall be as set forth on Annex I hereto.
Mizuho acknowledges and confirms that it will perform in accordance with its terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender with respect to its commitment including the amount of its commitments increased pursuant to the Facility Increase.

Following the execution of this Agreement, this Agreement will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Agreement (the “Effective Date”) shall be the first date when each of the conditions set forth below shall have been satisfied, unless otherwise specified on Annex I hereto:

a.the execution and delivery of this Agreement by the parties hereto; and

b.the Borrowers shall pay to the Administrative Agent the upfront fee specified in the fee letter to be delivered in connection with this Agreement, and, to the extent invoiced at least two (2) Business Days prior to the required payment date, all other fees due and owing in connection with this Agreement;
This Agreement constitutes a “Loan Document”, and all references to a “Loan Document” in the Credit Agreement and other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Agreement.
Borrower Representative hereby affirms, reaffirms or confirms on behalf of each Borrower, as applicable, as of the date hereof, that (x) the obligations of each Borrower under the Credit Agreement as modified or supplemented hereby and the other Loan Documents to which it is a party (i) are entitled to the benefits of the guarantees and the security interests set forth or created in the Credit Agreement, the Security Agreement, all other Security Documents and the other Loan Documents, each to which it is a party, and (ii) constitute “Obligations” or such other similar term for purposes of the Credit Agreement, the Security Agreement, all other Security Documents and all other Loan Documents, each to which it is a party, and (y) notwithstanding the effectiveness of the terms hereof, the covenants, obligations, guarantees and agreements contained in the Security Agreement, the other Security Documents and the other Loan Documents, each to which it is a party, are, and shall continue to be in full force and effect in accordance with the terms thereof, in each case as in effect immediately after giving effect to this Agreement and the transactions contemplated hereby.
This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same agreement and any of the parties hereto may execute this Agreement by signing such counterpart. Delivery of an executed counterpart of this Agreement, or a signature page hereto, by facsimile or in a .pdf or similar file shall be effective as delivery of a manually executed original counterpart of this Agreement.
Remainder of Page Intentionally Left Blank.
Signature Page(s) Follow(s).

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

MIZUHO BANK, LTD.
as Administrative Agent, Collateral Agent and Lender

By:     /s/ Donna DeMagistris_____
Name: Donna DeMagistris
Title: Managing Director
[Signature Page to Facility Upsize and Lender Joinder Agreement]

BORROWER REPRESENTATIVE:

K-INFRA LIQUIDITY LIMITED, as the Borrower Representative
By:     /s/ Michael Ryan______
Name: Michael Ryan
Title: Director

[Signature Page to Facility Upsize and Lender Joinder Agreement]

ANNEX 1
to
JOINDER

Lender	Commitment prior to Facility Increase	Facility Increase	Pro Rata Share of Commitment as of the Effective Date	UK DTTP Scheme reference number and jurisdiction of tax residence (if applicable)	UK Non-Bank Lender (as defined in Section 1.01 (Definitions))
Mizuho Bank, Ltd.	$200,000,000	$50,000,000	19.23%	43/M/274822/DTTP; Japan	No
ING Capital LLC	$150,000,000	$0	11.54%	13/I/273576/DTTP; USA	No
Lloyds Bank Corporate Markets plc	$100,000,000	$0	7.69%	N/A	No
Commonwealth Bank of Australia	$150,000,000	$0	11.54%	2/C/297627/DTTP; Australia	No
National Australia Bank Limited	$150,000,000	$0	11.54%	2/N/11208/DTTP; Australia	No
MUFG Bank, Ltd.	$150,000,000	$0	11.54%	N/A	No
Royal Bank of Canada	$100,000,000	$0	7.69%	3/R/70780/DTTP; Canada	No
BNP Paribas	$100,000,000	$0	7.69%	5/B/255139/DTTP; France	No

The Toronto-Dominion Bank, New York Branch	$150,000,000	$0	11.54%	3/T/80000/DTTP; Canada	No
Total Commitments of all Lenders after giving effect to this Agreement:	$1,300,000,000		100%